Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2013 Financial Results

TYSONS CORNER, Va., April 29, 2013 — MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence (BI) and mobile software, today announced financial results for the three-month period ended March 31, 2013 (the first quarter of its 2013 fiscal year).

First quarter 2013 revenues were $130.2 million versus $138.3 million for the first quarter of 2012, a 6% decrease. Product licenses revenues for the first quarter of 2013 were $28.4 million versus $37.5 million for the first quarter of 2012, a 24% decrease. Product support and other services revenues for the first quarter of 2013 were $101.8 million versus $100.9 million for the first quarter of 2012, a 1% increase.

Operating expenses for the first quarter of 2013 were $102.9 million versus $101.0 million for the first quarter of 2012, a 2% increase.

The loss from continuing operations for the first quarter of 2013 was $5.2 million, or ($0.46) per share on a diluted basis, compared to income of $1.1 million, or $0.09 per share on a diluted basis, for the first quarter of 2012.

Income from discontinued operations, net of tax, for the first quarter of 2013 was $56.8 million, or $5.03 per share on a diluted basis, compared to a loss of $0.8 million, or ($0.07) per share on a diluted basis, for the first quarter of 2012. On March 15, 2013, MicroStrategy completed the sale of its wholly-owned subsidiary, Angel.com Incorporated, resulting in a gain, net of tax, of $57.4 million during the first quarter of 2013.

Net income for the first quarter of 2013, including the gain from the Angel.com sale, was $51.6 million, or $4.57 per share on a diluted basis, compared to $0.3 million, or $0.02 per share on a diluted basis, for the first quarter of 2012.

As of March 31, 2013, MicroStrategy had cash and cash equivalents of $330.2 million versus $223.0 million as of December 31, 2012, an increase of $107.2 million. As of March 31, 2013, MicroStrategy had 9,073,350 shares of class A common stock and 2,227,327 shares of class B common stock outstanding.

MicroStrategy also announced that the term of its 2005 share repurchase program (“2005 Repurchase Program”), which was scheduled to expire on April 29, 2013, has been extended until April 29, 2018. As of March 31, 2013, the Company had repurchased an aggregate of 3,826,947 shares of its class A common stock at an aggregate cost of $345.3 million under the 2005 Repurchase Program, and $454.7 million of the Company’s class A common stock remained available for repurchase pursuant to such program. The timing and amount of any shares repurchased will be determined by MicroStrategy’s management based on its evaluation of market conditions and other factors. The 2005 Repurchase Program may be funded by using the Company’s working capital, as well as proceeds from any credit facilities and other borrowing arrangements which the Company may enter into in the future.

SMBs to Fortune 100 Companies: Finding Value in MicroStrategy’s Cloud-based Business Intelligence (BI) Platform-as-a-Service (PaaS)

In January 2013, MicroStrategy announced that its customers on the MicroStrategy Cloud™ platform ran over 2 million reports per week through the Company’s innovative BI-in-the-cloud service during 2012. Offering an innovative, high-quality managed service to its customers, MicroStrategy has established itself as a leader in cloud-based business analytics.

Leading companies and organizations, such as Johnson & Johnson, Thomson Reuters, Four Seasons Hotels and Resorts, Ingram Micro, Tapjoy, Coty US, DeRoyal Industries, Elan Polo International, ViSalus Sciences, Wintrust Financial Corporation, and the Texas Department of Transportation, have found value in MicroStrategy Cloud — deploying high-value analytical and mobile applications much quicker, at a lower cost, and with lower risk than traditional on-premise approaches.

MicroStrategy Showcases its Business Analytics, Mobile App Platform, and Cloud Offerings at MicroStrategy World 2013

MicroStrategy held its 16th annual conference, MicroStrategy World 2013, on January 28-31, 2013 at the Wynn Las Vegas. The four-day event showcased MicroStrategy’s leading platform for BI, mobile reporting and commerce, and Big Data analytics delivered either on premises or in the cloud. At the conference, the Company also highlighted its disruptive new products that provide real-time insight into consumer preferences, mobile retail commerce, robust data discovery, and effective identity management and cybersecurity.

Gartner Positions MicroStrategy in the “Leaders” Quadrant in 2013 Magic Quadrant for Business Intelligence and Analytics Platforms Report

In February 2013, Gartner positioned MicroStrategy in the “Leaders” quadrant in the 2013 Magic Quadrant for Business Intelligence and Analytics Platforms report. According to Gartner, the dominant theme of the market in 2012 was that data discovery became a mainstream BI and analytic architecture. Increasingly, Gartner sees more organizations building diagnostic analytics that leverage critical capabilities, such as interactive visualization, to enable users to drill more easily into the data to discover new insights. Furthermore, Gartner believes “this emphasis on data discovery from most of the leaders in the market — which are now promoting tools with business-user-friendly data integration, coupled with embedded storage and computing layers (typically in-memory/columnar) and unfettered drilling — accelerates the trend toward decentralization and user empowerment of BI and analytics, and greatly enables organizations’ ability to perform diagnostic analytics.” A copy of the Gartner report is available, compliments of MicroStrategy, at http://www.microstrategy.com/gartner.

MicroStrategy Announced Sale of Angel Subsidiary

On March 15, 2013, MicroStrategy announced that it had completed the sale of its Angel.com Incorporated subsidiary, a leading provider of cloud-based customer experience management (CEM) solutions for interactive voice response and contact centers, to Genesys Telecommunications Laboratories, Inc. for an aggregate purchase price of approximately $111 million in cash, subject to post-closing adjustments.

MicroStrategy 9.3.1 Delivers Enhanced Visual Data Discovery, New Innovations in Advanced Big Data Analytics, and Powerful Mobile App Upgrades

In April 2013, MicroStrategy unveiled MicroStrategy 9.3.1™, the latest version of the Company’s core enterprise analytics platform. MicroStrategy 9.3.1 breaks new ground by combining innovative, industry-leading visual data discovery with enterprise-grade, system-of-record BI. With significant user interface innovations and major feature enhancements, MicroStrategy 9.3.1 takes agile visual analytics to a new level, delivering:

•

Superior Productivity for Business Users. A streamlined user experience, more powerful data exploration features, and new capabilities to securely share visual analytics and insight make MicroStrategy 9.3.1 more productive for every business user.

•	Better Access to Big Data. Optimized data source connections make it easier to access and analyze the entire ecosystem of enterprise data, including Hadoop-based data.

•	More Expansive Advanced and Predictive Analytics. MicroStrategy 9.3.1 enables business users to quickly and easily leverage advanced analytics to improve decision-making.

•

Innovative Mobile Applications. MicroStrategy 9.3.1 provides customers with improved app platform capabilities for code-free development of any business app, including native mobile apps for an immersive analytical experience.

•	More Flexible Deployment Options. MicroStrategy 9.3.1 can be installed and deployed on premises, and is also available as a subscription-based service with MicroStrategy Cloud.

“MicroStrategy 9.3.1 delivers on the promise of agile visual data discovery — fast, easy-to-use, self-service analytics for business, with all the security, performance, scale, and reliability of an enterprise-grade BI platform,” said Michael Saylor, Chairman and CEO, MicroStrategy Incorporated.

Examples of Customer Deals from Q1 2013

Banfield Pet Hospital ®

Founded in Portland, Ore., in 1955, Banfield Pet Hospital is the largest general veterinary practice in the world. In 2007, Banfield joined the Mars, Inc. family of businesses, and has more than 800 hospitals in neighborhoods across the United States. Banfield recently chose MicroStrategy to implement a standardized set of KPIs to their field and medical leaders. With MicroStrategy, Banfield’s leadership teams will have immediate insight into the veterinary practice’s financial performance, associate engagement, and client success using their mobile devices. MicroStrategy was ultimately selected for its mobile app development platform, ease-of-use, and superior visualization capabilities.

Celio

Founded in 1985, Celio is an established international brand of men’s ready-to-wear fashion, and has a global presence with more than 1,000 stores in 60 countries. Celio, based in France, chose MicroStrategy Cloud to support its new business intelligence initiatives. Celio will use MicroStrategy Cloud to monitor sales performance, analyze financial reporting, and improve supply chain management. Celio selected MicroStrategy for its integrated architecture platform, ease-of-use, and mobile visualization capabilities, all available in the cloud.

George Mason University

Located in Northern Virginia near Washington, D.C., George Mason University (GMU) is an innovative, entrepreneurial institution with global distinction in a range of academic fields. GMU selected MicroStrategy as its enterprise BI software solution. By standardizing its reports and dashboards on MicroStrategy, GMU will give its approximately 700 end users highly interactive views of university data to track admissions and enrollment information, as well as financial and HR data. Members of IT, staff, administrators and faculty will use drop-down and selector capabilities to see different visualizations of the data, such as monitoring class enrollment to effectively manage and schedule classes. GMU selected MicroStrategy for its organically-grown architecture platform, ease-of-use, superior customer references in the higher education space, as well as its visualization and reporting capabilities.

Husqvarna Group

Husqvarna Group, based in Sweden, with reported sales in 2012 totaling SEK 31 billion and 15,400 employees in more than 40 countries, is the world’s largest producer of outdoor power products, including robotic lawn mowers, garden tractors, chainsaws, and trimmers. Husqvarna chose MicroStrategy to build a mobile solution that will empower its management team to track sales performance by region for its various product lines, and view trends about the company’s sales, transactions and productivity on mobile devices. Husqvarna selected MicroStrategy for its ease-of-use, mobile app development platform, flexible architecture, and scalability to accommodate a growing user community.

New York & Company, Inc.

New York & Company, Inc. (NYSE: NWY), with 519 retail stores in 43 states, is a leading specialty retailer of women’s fashion apparel and accessories, and the modern wear-to-work destination for women, providing perfectly fitting pants and NY Style that is feminine, polished, on-trend, and versatile. A recent expansion of MicroStrategy licenses will allow New York & Company to upgrade to 64-bit functionality to improve performance, scalability, and capacity to support their growing reporting environment. New York & Company selected MicroStrategy for its ease-of-use, superior visualizations, and analytical reporting capabilities.

Orbitz Worldwide

Orbitz Worldwide is a leading global online travel company that uses innovative technology to enable leisure and business travelers to research, plan, and book a broad range of travel products. The company said an expansion of MicroStrategy licenses will allow it to standardize on the MicroStrategy platform and replace multiple disconnected tools. MicroStrategy provides the analytical capabilities that Orbitz uses to better understand what their customers and prospects react to on their site, with resulting insight that helps Orbitz improve their site in terms of purchase conversion, revenue per transaction, and customer satisfaction. MicroStrategy was selected for its integrated architecture platform, ease-of-use, scalability to support Big Data, and ability to report and analyze data across multiple data sources, which its previous tools were not able to do.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software, including the MicroStrategy Business Intelligence (BI) Platform™, the MicroStrategy Mobile Platform™, and MicroStrategy Applications™. The Company offers its technologies for deployment in customer data centers and as proprietary cloud services. The MicroStrategy BI Platform enables leading organizations to analyze vast amounts of data and distribute business insight throughout the enterprise. The MicroStrategy Mobile Platform lets organizations rapidly build enterprise-caliber mobile applications needed to mobilize business processes and information. MicroStrategy Applications are a set of application services designed to help enterprises deploy mobile commerce and loyalty services, build mobile identity and cyber security services, as well as generate real-time insights into consumer preferences. MicroStrategy Cloud™ allows enterprises to deploy MicroStrategy BI apps and mobile apps more quickly and with lower financial risk than with traditional on-premises solutions. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy 9, MicroStrategy Business Intelligence Platform, MicroStrategy Mobile Platform, MicroStrategy Applications, and MicroStrategy Cloud are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.3.1; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)	(unaudited)
Revenues
Product licenses	$28,368	$37,453
Product support and other services	101,815	100,881

Total revenues	130,183	138,334

Cost of revenues
Product licenses	1,593	2,146
Product support and other services	34,308	33,584

Total cost of revenues	35,901	35,730

Gross profit	94,282	102,604

Operating expenses
Sales and marketing	50,714	55,141
Research and development	25,817	22,174
General and administrative	26,412	23,665

Total operating expenses	102,943	100,980

(Loss) income from continuing operations before financing and other income and income taxes	(8,661)	1,624

Financing and other income (expense)
Interest income, net	61	15
Other income (expense), net	1,708	(124)

Total financing and other income (expense)	1,769	(109)

(Loss) income from continuing operations before income taxes	(6,892)	1,515
(Benefit) provision for income taxes	(1,701)	454

(Loss) income from continuing operations	(5,191)	1,061

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($37,548 and $0, respectively)	57,377	—
Loss from discontinued operations, net of tax benefit ($391 and $413, respectively)	(595)	(789)

Discontinued operations, net of tax	56,782	(789)

Net income	$51,591	$272

Basic earnings (loss) per share (1):
From continuing operations	$(0.46)	$0.10
From discontinued operations	5.03	(0.07)

Basic earnings per share	$4.57	$0.03

Weighted average shares outstanding used in computing basic earnings per share	11,295	10,806

Diluted earnings (loss) per share (1):
From continuing operations	$(0.46)	$0.09
From discontinued operations	5.03	(0.07)

Diluted earnings per share	$4.57	$0.02

Weighted average shares outstanding used in computing diluted earnings per share	11,295	11,092

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2013	2012*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$330,195	$223,043
Restricted cash and short-term investments	200	86
Accounts receivable, net	69,486	89,038
Prepaid expenses and other current assets	12,013	12,689
Deferred tax assets, net	19,510	26,616
Assets held-for-sale	—	10,571

Total current assets	431,404	362,043

Property and equipment, net	96,694	96,751
Capitalized software development costs, net	9,007	10,360
Deposits and other assets	4,945	5,120
Deferred tax assets, net	4,079	3,664

Total Assets	$546,129	$477,938

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$45,582	$40,905
Accrued compensation and employee benefits	51,546	71,789
Deferred revenue and advance payments	118,918	101,249
Deferred tax liabilities	578	523
Liabilities held-for-sale	—	4,689

Total current liabilities	216,624	219,155

Deferred revenue and advance payments	9,183	8,823
Other long-term liabilities	41,631	43,418
Deferred tax liabilities	3,858	6,231

Total Liabilities	271,296	277,627

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,478 shares issued and 9,073 shares outstanding, and 15,462 shares issued and 9,057 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	492,005	468,087
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(2,502)	(1,515)
Retained earnings	260,497	208,906

Total Stockholders’ Equity	274,833	200,311

Total Liabilities and Stockholders’ Equity	$546,129	$477,938

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)	(unaudited)
Operating activities:
Net income	$51,591	$272
Plus: (Income) loss from discontinued operations, net of tax	(56,782)	789

(Loss) income from continuing operations	(5,191)	1,061
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,456	5,918
Bad debt expense	1,298	977
Deferred taxes	(3,962)	(2,367)
Excess tax benefits from share-based compensation arrangements	(23,579)	—
Changes in operating assets and liabilities:
Accounts receivable	16,941	17,411
Prepaid expenses and other current assets	419	1,020
Deposits and other assets	25	234
Accounts payable and accrued expenses	(354)	1,558
Accrued compensation and employee benefits	(19,466)	(17,486)
Deferred revenue and advance payments	19,482	15,849
Other long-term liabilities	(1,564)	(2,212)

Net cash (used in) provided by operating activities from continuing operations	(9,495)	21,963
Net cash used in operating activities from discontinued operations	(664)	(1,189)

Net cash (used in) provided by operating activities	(10,159)	20,774

Investing activities:
Purchases of property and equipment	(5,497)	(12,887)
Insurance proceeds	—	1,806
Increase in restricted cash and investments	(124)	(20)

Net cash used in investing activities from continuing operations	(5,621)	(11,101)
Net cash provided by (used in) investing activities from discontinued operations	99,633	(565)

Net cash provided by (used in) investing activities	94,012	(11,666)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	339	980
Excess tax benefits from share-based compensation arrangements	23,579	—
Payments on capital lease obligations	(143)	—

Net cash provided by financing activities from continuing operations	23,775	980
Net cash provided by financing activities from discontinued operations	—	—

Net cash provided by financing activities	23,775	980

Effect of foreign exchange rate changes on cash and cash equivalents	(1,826)	1,410

Net increase in cash and cash equivalents	105,802	11,498
Cash and cash equivalents (including held-for-sale of $1,350 and $5,300, respectively), beginning of period	224,393	199,634

Cash and cash equivalents (including held-for-sale of $0 and $3,880, respectively), end of period	$330,195	$211,132